Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement Nos. 333-207744, 333-218767, 333-225498, 333-233092, 333-245649, 333-258752, 333-266778, 333-273874, and 333-281571 on Form S-8 of Collegium Pharmaceuticals, Inc. of our report dated November 14, 2024, relating to the consolidated financial statements of Ironshore Therapeutics, Inc. as of and for the year ended December 31, 2023 appearing in this Current Report on Form 8-K/A of Collegium Pharmaceuticals, Inc.

/s/ Ernst & Young LLP

Toronto, Canada

November 14, 2024